CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): April 18, 2011

Radient Pharmaceuticals Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
(Address of principal executive offices (zip code))

714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 2 – Financial Information
Item 2.02: Results of Operations and Financial Condition

Section 7 – Regulation FD
Item 7.01 – Regulation FD Disclosure

Section 8 – Other Events
Item 8.01: Other Events

As disclosed in the Current Report on Form 8-K that we filed with the Securities and Exchange Commission on April 14, 2011 (the “April 14th Form 8-K”), we had our appeals hearing before the NYSE Amex (the “Exchange”) Listing Qualifications Panel (the “Panel”), on April 14, 2011, during which our inability to file our Form 10-K for fiscal 2010 (the “Form 10-K”) by the required April 15, 2011 date, as also disclosed in the April 14th Form 8-K, was discussed.  As a result, the Exchange requested that we issue a press release regarding the late filing and include certain preliminary financial data.

Accordingly, on April 18, 2011 we issued a press release disclosing the requested information and such press release is attached as Exhibit 99.1 hereto.

With regards to our appeals hearing, we have not yet received the Panel’s determination, but will promptly provide an update to the public following receipt of same.

 Item 9.01 Financial Statements and Exhibits

 (c) Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

/s/ Akio Aruira
Name: Akio Aruira
Title: Chief Financial Officer

Dated:  April 18, 2011